UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	000-54116	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2012, Manhattan Bancorp (the “Company”), Carpenter Community Bancfund, L.P. (“CCBF”) and Carpenter Community Bancfund-A, L.P. (“CCBFA” and, together with CCBF, the “Carpenter Bancfunds”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), which provides for (i) the sale by the Company of all of the shares of capital stock (the “Shares”) of its wholly owned subsidiary, MBFS Holdings, Inc., and (ii) the assignment by the Company of its entire right in and to that certain Promissory Note dated as of July 25, 2011 (the “MCM Note”), made by Manhattan Capital Markets, LLC in favor of the Company in the aggregate principal amount of $5.0 million, in each case to the Carpenter Bancfunds for an aggregate purchase price of $5.0 million (the “Purchase Price”).   The consummation of the transactions contemplated by the Purchase Agreement was completed simultaneously with the signing of the Purchase Agreement on November 9, 2012.  Prior to the consummation of such transactions, the Company received an opinion from its financial advisor, Sandler O’Neill & Partners, L.P. confirming that the portion of the Purchase Price attributable to the sale of the Shares is fair, from a financial point of view, to the Company.

Pursuant to the terms of the Purchase Agreement, the Company used a portion of the Purchase Price to repay $516,667 of accrued but unpaid interest and $4,283,333 of the outstanding  principal balance of the loans outstanding under that certain Credit Agreement dated July 25, 2011 (as amended, the “Credit Agreement”) by and among the Company, Carpenter Fund Management Company, LLC, as administrative agent, and the Carpenter Bancfunds, as lenders.  In addition, and pursuant to and in accordance with the terms of the Credit Agreement, the Carpenter Bancfunds converted the remaining $716,667 of the outstanding principal balance of the loans outstanding under the Credit Agreement into an aggregate of 169,424 shares of the Company’s common stock.  As a result of the consummation of these transactions, the principal balance and all accrued but unpaid interest under the Credit Agreement has been repaid in full.

Immediately prior to the closing of the transactions contemplated by the Purchase Agreement, Carpenter Fund Manager GP, LLC, which is the general partner of the Carpenter Bancfunds, beneficially owned 9,167,276 shares of the Company’s common stock, or 75.2% of the issued and outstanding shares of the Company.  Carpenter Fund Manager GP, LLC has the right to appoint one representative to the Company’s Board of Directors for so long as it beneficially owns at least 10% of the issued and outstanding shares of the Company

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of November 9, 2012, by and among Manhattan Bancorp, Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ Terry L. Robinson
Terry L. Robinson
Chief Executive Officer